UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2022

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2022 (Hong Kong time), Wynn Resorts (Macau), S.A. ("WRM"), an indirect subsidiary of Wynn Resorts, Limited, entered into a definitive gaming concession contract (the "Gaming Concession Contract") with the government of the Macau Special Administrative Region of the People’s Republic of China ("Macau"), pursuant to which WRM was granted a 10-year gaming concession commencing on January 1, 2023 and expiring on December 31, 2032, to operate games of chance at Wynn Palace and Wynn Macau, the two integrated casino resorts of WRM. The material provisions of the Gaming Concession Contract are summarized below.

Consideration under the Gaming Concession Contract and the Macau Gaming Law

WRM shall pay the Macau government the following payments:

(i) Gaming premium - The gaming premium is composed of (a) a fixed portion in an amount equal to MOP30.0 million (equivalent to approximately $3.7 million) per year; and (b) a variable annual portion of (1) MOP300,000 (equivalent to approximately $37 thousand) per gaming table located in special gaming halls reserved exclusively to particular games or players; (2) MOP150,000 (equivalent to approximately $19 thousand) per gaming table that is not reserved exclusively to particular games or players; and (3) MOP1,000 (equivalent to approximately $124) per gaming machine, including slot machines, operated by WRM. The amount of the variable portion of the premium cannot be less than the amount that would result from the permanent operation of 500 gaming tables and 1,000 gaming machines. By a Dispatch of the Chief Executive of Macau, the Macau government set a minimum average annual gross gaming revenue of MOP7.0 million (equivalent to approximately $0.9 million) per gaming table and MOP300,000 (equivalent to approximately $37 thousand) per gaming machine. If WRM fails to reach such minimum gross gaming revenue, WRM shall pay a special premium equal to the difference between the special gaming tax calculated based on the actual gross gaming revenue and that of such minimum gross gaming revenue;

(ii) Special levies - WRM shall pay, on a monthly basis, certain special levies to the Macau government. In accordance with the Macau Law No. 16/2001 (the "Macau Gaming Law"), as amended by Law No. 7/2022, the special levies payable are comprised of (a) a contribution of 2% of gross gaming revenues to a public foundation in Macau for the promotion, development or study of culture, society, economy, education, science and charity events; and (b) a contribution of 3% of gross gaming revenues to the Macau government for urban development, tourism promotion and social security in Macau. Gross gaming revenue is defined as all revenues derived from casinos or gaming areas. Pursuant to Administrative Regulation No. 54/2022 of Macau, the Macau government may reduce the special levies payable by WRM (1) based on WRM’s contribution to the attraction of tourists who enter Macau for tourism and business purposes and hold travel documents issued by countries or regions other than the People’s Republic of China, as recognized by The Gaming Inspection and Coordination Bureau of Macau; or (2) if WRM’s operations are adversely affected by abnormal, unpredictable or force majeure circumstances associated with the prevailing economic conditions of Macau; or (3) factors as determined by the Chief Executive of Macau; and

(iii) Special gaming tax - In accordance with the Macau Gaming Law, WRM shall pay, on a monthly basis, a special gaming tax to the Macau government, which is assessed at the rate of 35% of annual gross gaming revenues.

Committed Investment

Pursuant to the Gaming Concession Contract, WRM also committed to make the following investments in various gaming and non-gaming projects:

(i) Committed investment - MOP17.73 billion (equivalent to approximately $2.20 billion) over the course of the ten-year term of the Gaming Concession Contract, in respect of the development of certain non-gaming and gaming projects, of which MOP16.50 billion (equivalent to approximately $2.05 billion) will be used for non-gaming capital projects and event programming in connection with, among others, attraction of foreign tourists, conventions and exhibitions, entertainment performances, sports events, culture and art, health and wellness, themed amusement, gastronomy, community tourism and maritime tourism. WRM submitted and received approval of the conceptual planning of such projects and programming. In each year during the term of the Gaming Concession Contract, WRM shall submit to the Macau government a summary of the progress of these projects, which should set out, among other items, the projects that will be carried out in the following year, the value of its investment and the execution period.

(ii) Additional investment - WRM shall be required to increase its total investment in non-gaming projects by 20% if market-wide gross gaming revenues increase to MOP180.00 billion (equivalent to approximately $22.32 billion) in any one year (the "Trigger Event"). Such investment will be spent rateably in the remaining concession period. The increase percentage will be reduced to 16%, 12%, 8%, 4% or 0%, respectively, if the Trigger Event occurs during the sixth, seventh, eighth, ninth or tenth year of the concession period, respectively.

Bank Guarantee under the Gaming Concession Contract

WRM has provided a first demand bank guarantee of not less than MOP1.00 billion (equivalent to approximately $124.0 million) from a credit institution authorized to operate in Macau in favor of the Macau government to support WRM’s legal obligations under Macau law and contractual obligations under the Gaming Concession Contract, from January 1, 2023 until one hundred and eighty days after the term of the Gaming Concession Contract expires or the rescission of the concession.

Other Obligations under the Gaming Concession Contract and Macau Gaming Law

WRM will be required to observe the eligibility requirements under the Macau Gaming Law, including maintaining a share capital of not less than MOP5.00 billion (equivalent to approximately $620.0 million), maintaining a net asset value of MOP5.00 billion (equivalent to approximately $620.0 million) throughout the concession term, observing the capital and management participation requirement in connection with its managing director, and maintaining its financial capacity to operate as a gaming concessionaire.

WRM will be required to obtain prior approval from the relevant Macau authorities or officials for various corporate changes and actions, including expansion of its business scope, issuance of shares, transfer of or creation of any encumbrances over its shares, issuance of debt securities, change of its managing director or the authority delegated thereto, change of its articles of association, certain transfers of property rights and creditor's rights, entering into a consumer loan contract or similar contract with a value equal to or exceeding MOP100.0 million (equivalent to approximately $12.4 million), and granting of a loan to any of its directors, shareholders or key employees.

WRM will also be required to notify the Macau government of certain other changes, including any loan, mortgage, claim for obligation, guarantee or the assumption of any debt for financing its business with a value that equals to or exceeds MOP16.0 million (equivalent to approximately $2.0 million). In particular, WRM will be required to notify the Chief Executive of Macau at least five working days in advance prior to making financial decisions (i) related to the transfer of funds within WRM in excess of 50% of its share capital, (ii) related to employee salaries, remuneration or benefits in excess of 10% of its share capital, and (iii) not related to above items (i) and (ii), whose value exceeds 10% of its share capital.

Termination and Redemption under the Gaming Concession Contract

The Macau government may unilaterally rescind the gaming concession if WRM fails to fulfill its obligations derived from Macau law or under the Gaming Concession Contract, including in the circumstances of (i) endangerment to the national security of Mainland China or Macau, (ii) failure on the part of WRM to perform its obligations under the Gaming Concession Contract, (iii) public interest, and (iv) WRM ceasing to be eligible for the gaming concession under the Macau Gaming Law.

If the Macau government unilaterally rescinds the Gaming Concession Contract due to WRM’s non-fulfilment of its obligations, WRM will be required to compensate the Macau government in accordance with applicable law, and all of WRM’s casinos, gaming assets and equipment and ownership rights to its casino areas in Macau will be transferred to the Macau government free from any encumbrance or lien and without compensation.

Beginning in the eighth year of WRM’s concession, the Macau government may exercise its right to redeem the concession by providing WRM with at least one-year prior written notice. In such event, WRM is entitled to fair and equitable compensation pursuant to the Macau Gaming Law. The amount of such compensation relating to the projects agreed with the Macau government will be determined based on the earnings of these projects, before interest, depreciation and amortization for the fiscal year immediately preceding the date the redemption is declared, multiplied by the number of years remaining on the term of the Gaming Concession Contract.

Pursuant to the Gaming Concession Contract, WRM shall revert to the Macau government the casino areas and gaming equipment, without compensation and free of encumbrance upon the rescission or termination of the gaming concession on December 31, 2032.

Number of Gaming Tables and Gaming Machines

WRM was approved to operate a maximum of 570 gaming tables and 1,100 gaming machines.
Expiration of Gaming Sub-Concession to Melco Resorts (Macau) Limited

WRM has previously executed a sub-concession extension agreement with Melco Resorts (Macau) Limited ("Melco Resorts Macau"), a subsidiary of Melco International Development Limited, for the extension of the gaming sub-concession of Melco Resorts (Macau) Limited to 31 December 2022 (the "Melco Sub-Concession Extension Agreement").

As the Macau government provisionally awarded on November 26, 2022 a 10-year concession to operate games of chance in casinos in Macau to Melco Resorts Macau, WRM will not renew its gaming sub-concession to Melco Resorts Macau upon expiration of the Melco Sub-Concession Extension Agreement on December 31, 2022.

The foregoing summary of the Gaming Concession Contract is not complete and is qualified in its entirety by reference to the full and complete text of the Gaming Concession Contract, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2022 to be filed with the SEC.

Item 7.01	Regulation FD Disclosure.

On December 18, 2022 (Hong Kong time), Wynn Macau, Limited ("WML"), an indirect subsidiary of Wynn Resorts, Limited with its ordinary shares of common stock listed on The Stock Exchange of Hong Kong Limited (the "HKSE"), filed with the HKSE an announcement that on December 16, 2022, WRM, a wholly-owned subsidiary of WML, entered into the Gaming Concession Contract with the Macau government. The announcement is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

99.1	Announcement of Wynn Macau, Limited, dated December 18, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: December 19, 2022	By:	/s/ Julie Cameron-Doe
Julie Cameron-Doe
Chief Financial Officer
(Principal Financial and Accounting Officer)